UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2016

Azure Midstream Partners, LP

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36018	46-2627595
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12377 Merit Drive, Suite 300

Dallas, Texas 75251

(address of principal executive offices) (zip code)

(972) 674-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01      Notice of Delisting of Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2016, the Partnership was formally notified by the New York Stock Exchange (“NYSE”) that the NYSE had determined to commence proceedings to delist the Partnership’s common units from the NYSE. These proceedings are a result of the Partnership’s failure to comply with the continued listing standard set forth in Section 802.01B of the NYSE Listed Company Manual that required the Partnership to maintain an average global market capitalization over a consecutive 30-day trading period of at least $15.0 million for the Partnership’s common units.  The NYSE suspended the trading of the Partnership’s common units at the close of trading on June 3, 2016. In addition, the NYSE advised the Partnership that its application to the Securities and Exchange Commission (“SEC”) to delist the Partnership’s common units was pending, subject to the completion of applicable procedures.

On June 6, 2016, the Partnership’s common units began trading on the OTCQB Market under the same ticker symbol used previously on the NYSE, “AZUR”. The Partnership will remain subject to the public reporting requirements of the SEC following the trading of its common units on the OTCQB Market.

Item 9.01      Financial Statements and Exhibits.

Exhibit No.	Exhibit Description

99.1	Press Release dated June 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 8, 2016	AZURE MIDSTREAM PARTNERS, LP

By: Azure Midstream Partners GP, LLC,
the General Partner of Azure Midstream Partners, LP

	By:	/s/ I.J. “Chip” Berthelot II

I.J. “Chip” Berthelot II
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release dated June 6, 2016.